Exhibit 10.5

THIS TRADEMARK SECURITY AGREEMENT dated as of July 16, 2020 (this “Agreement”), between FUBOTV INC., a Delaware corporation (the “Borrower”), RECALL STUDIOS, INC., a Nevada corporation (“Recall”), fuboTV Spain, SL, a sociedad limitada under the laws of Spain (“Fubo Spain”) (Borrower, Recall, and Fubo Spain are collectively referred to herein as the “Grantors”), and ACCESS ROAD CAPITAL LLC, a Delaware limited liability company (the “Grantee”).

Reference is made to (a) the Collateral Agreement dated as of July 16, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), between the Borrower, FaceBank Group, Inc., (the “Co-Borrower”), and the Grantee and (b) the Credit Agreement dated as of July 16, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between the Borrower, the Co-Borrower, and the Grantee. The Grantee has agreed to extend credit to the Borrower and the Co-Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Grantee to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Borrower and the Co-Borrower will derive substantial benefits from the extension of credit pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Grantee to extend such credit. Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement or the Collateral Agreement, as applicable. The rules of construction specified in Section 1.2 of the Credit Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, the Grantors hereby collaterally assign and pledge to the Grantee and its permitted successors and assigns, and hereby grant to the Grantee and its permitted successors and assigns, a security interest in, all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by them or in which the Grantors now have or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”):

(a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter acquired or adopted, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office (or any successor office) or any similar offices in any State of the United States of America or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule I attached hereto (the “Trademarks”);

(b) all goodwill associated with or symbolized by the Trademarks; and

(c) all other assets, rights and interests that uniquely reflect or embody such goodwill;

but excluding any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law.

SECTION 3. Security Agreement. The security interests granted to the Grantee herein are granted in furtherance, and not in limitation of, the security interests granted to the Grantee pursuant to the Collateral Agreement. The Grantors hereby acknowledge and affirm that the rights and remedies of the Grantee with respect to the Trademark Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4. Supplements to Schedule I. Each Grantor hereby authorizes the Grantee from time to time to supplement Schedule I attached hereto to include additional Trademark Collateral of such Grantor and to file such supplemented Schedule I with the United States Trademark and Trademark Office without any further action required of either Grantor.

SECTION 5. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic form (including .pdf file) shall be effective as delivery of a manually signed counterpart.

SECTION 6. Applicable Law. This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by, and construed in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GRANTORS:

FUBOTV INC., a Delaware corporation

By:	/s/ David Gandler
Name:
Title:

RECALL STUDIOS, INC., a Nevada corporation

By:	/s/ Alexander Bafer
Name:	Alexander Bafer
Title:	CEO

fuboTV Spain, SL, a sociedad limitada under the laws of Spain

By:	/s/ David Gandler
Name:
Title:

[Signature page to Trademark Security Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GRANTEE:

ACCESS ROAD CAPITAL LLC, a Delaware
limited liability company

By:	/s/ Idan Shani
Name:	Idan Shani
Title:	COO/CFO

[Signature page to Trademark Security Agreement]

Schedule I

U.S. Trademark Registrations

Mark	Grantor	Registration Date	Registration Number	Serial Number
“The Most Sports for the Least Money”	FuboTV Inc.	December 11, 2018	5629123	87637227
“Recall Studios” (word mark)	Recall Studios Inc.	March 12, 2019	5696755	88055302
FUBOTV (Standard Character Mark)	FuboTV Inc.	August 30, 2016	5030871	86876349

U.S. Trademark Applications

Mark	Filing Date	Application Date
N/A	N/A	N/A

Non-U.S. Trademark Registrations

Mark	Grantor	Registration Date	Registration Number	Serial Number
Fubotv	fuboTV Spain, SL	December 21, 2017	017035213	N/A

Non-U.S. Trademark Applications

Mark	Filing Date	Application Date
N/A	N/A	N/A